Exhibit 99.1



                          AGREEMENT AND PLAN OF MERGER



     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into as of May 4, 2006, by and between Pathogenics, Inc., a Delaware corporation ("Pathogenics"), and Egenix, Inc., a Delaware corporation ("Egenix").

                                    RECITALS

     A. The parties intend that, subject to the terms and conditions of this Agreement and the applicable provisions of the Delaware General Corporations Law ("DGL"), Egenix shall merge with and into Pathogenics (the "Merger") and Pathogenics shall become the surviving corporation (the Surviving Corporation") and shall change its name to Egenix, Inc.

     B. Upon the effectiveness of the Merger, all of the outstanding capital stock of Egenix will be converted into capital stock of Pathogenics (the "Surviving Corporation Capital Stock") on a one-for-one basis. The Surviving Corporation will assume all outstanding options, warrants and rights to purchase shares of capital stock of Egenix. Pending consummation of the Merger, Pathogenics shall use commercially reasonable efforts to register the Common Stock of Surviving Corporation (the "Surviving Corporation Common Stock") issued in the Merger pursuant to the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement filed with and declared effective by Securities and Exchange Commission (the "SEC") and either to effect
(i) a listing of the Surviving Corporation Common Stock on the American Stock Exchange (the "Exchange") or (ii) the continuing quotation of the Surviving Corporation Common Stock on the "Bulletin Board" and to prepare a disclosure statement containing the necessary information to comply with Rule 15(c)2(11) promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") and file such forms with one or more firms who are members of the National Association of Securities Dealers, Inc. (the "NASD") and with the NASD as are necessary to effect the foregoing. The shares of preferred stock of the Surviving Corporation issued pursuant to the Merger into which shares of preferred stock of Egenix have been converted will be "restricted securities" within the meaning of the Securities Act.

     C. For federal income tax purposes, the Merger is intended to be treated as a tax-free reorganization pursuant to the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement will constitute a plan of reorganization under Sections 354 and 361 of the Code.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     ARTICLE I

     PLAN OF REORGANIZATION

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement, Egenix shall merge with and into Pathogenics with Pathogenics being the surviving corporation upon the effective date (the "Effective Date") of the Merger pursuant to this Agreement and in accordance with applicable provisions of the DGCL as follows:

     (a) Conversion of Egenix Common Shares. Each share of common stock of Egenix (the "Egenix Common Stock"), par value $.01 per share, will by virtue of the Merger and at the Effective Time, and without any further action on the part of Egenix or any holder of Egenix Common Stock, be converted into one share of validly issued, fully paid and nonassessable Surviving Corporation Common Stock.

     (b) Conversion of Egenix Preferred Shares. Each share of Series A Preferred Stock of Egenix (the "Egenix Preferred Stock"), $.01 par value per share, issued and outstanding immediately prior to the Effective Date, will by virtue of the Merger and at the Effective Time, and without any further action on the part of Egenix or any holder of Egenix Preferred Stock, be converted into one share of validly issued, fully paid and nonassessable Surviving Corporation Series A
Preferred Stock (the "Series A Preferred Stock") with designation, rights, preferences and privileges identical to the shares of Egenix Preferred Stock so converted.

     (c) Effective Time. The "Effective Time" shall mean the effective time and date that a Certificate of Merger, in the form attached hereto as Exhibit 1.1(c) (the "Merger Certificate") has been filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL.

     (d) Changes to Surviving Corporation's Certificate of Incorporation. Upon the filing of the Merger Certificate at the Effective Time and without any further action by the stockholders of the Surviving Corporation: (i) the name of the Surviving Corporation shall be changed to Egenix, Inc., a Delaware corporation; (ii) the capitalization of the Surviving Corporation shall be changed to reflect an authorized capital of 50,000,000 shares of Common Stock, $.001 par value per share, 1,000,000 shares of Series A Preferred Stock, $.001 par value per share, and 14,000,000 shares of preferred stock, $.001 par value per share, without designation, and such other changes as are set forth in the Merger Certificate.

     (e) Reverse Split. Immediately prior to the Effective Date, Pathogenics shall effect an approximately 100-for-1 reverse split (the "Reverse Split") of its outstanding capital stock such that the number of shares of Pathogenics Common Stock outstanding immediately prior to the Effective Time shall equal six percent (6%) of the issued and outstanding shares of Common Stock and common equivalents of the Surviving Corporation outstanding immediately after the effectiveness of the Merger after giving effect to any shares, or rights to acquire shares, issued as a part of or in connection with any financings contemplated in connection with the Merger, any shares of common stock underlying the Series A preferred stock and all convertible debt on an as converted to common stock basis, but not including options or warrants to acquire shares of Egenix capital stock outstanding immediately prior to the Effective Date or convertible debt incurred by Egenix from affiliates thereof from and after the date hereof. The parties hereto agree that any convertible debt incurred by Egenix from its affiliates from and after the date hereof will be converted, if at all, at a price of not less than $2.00 per share of Egenix Common Stock, or common stock equivalent, or Surviving Corporation Common Stock, or common stock equivalent, as the case may be. If any such affiliate shall loan funds to Egenix that are convertible into shares of its equity securities, $50,000 of such amount shall be given by Egenix to Pathogenics specifically for the payment of outstanding patent fees incurred pursuant to its Exclusive License Agreement with Alpha Research Group, LLC and Jodi A. Nelson dated May 25, 2005.

     1.2 ADJUSTMENTS FOR CAPITAL CHANGES. If, prior to the Effective Time and otherwise than as contemplated pursuant to Section 1.1 hereof, either Egenix or Pathogenics recapitalizes through a subdivision of its outstanding shares into a greater number of shares, or a combination of its outstanding shares into a lesser number of shares, or reorganizes, reclassifies or otherwise changes its outstanding shares into the same or a different number of shares of other classes, or declares a dividend on its outstanding shares payable in shares of its capital stock or securities convertible into shares of its capital stock, then the number of shares of capital stock of the Surviving Corporation to be issued to the stockholders of Egenix will be adjusted appropriately so as to maintain the relative proportionate interests of the holders of Pathogenics and Egenix in the capital stock of the Surviving Corporation.

     1.3 DISSENTING SHARES. The Merger shall not be consummated if holders of Egenix Common Stock and Egenix Preferred Stock and Pathogenics Common Stock who would have held an aggregate of fifty-one percent (51%) of the issued and outstanding shares of Surviving Corporation Common Stock and Series A Preferred Stock immediately after the Effective Time dissent from the Merger and demand appraisal rights under the DGCL.

     1.4 FRACTIONAL SHARES. No fractional shares of Surviving Corporation Common Stock or Series A Preferred Stock will be issued in connection with the Merger. If, as a consequence of the Reverse Split, a holder of Pathogenics Common Stock would otherwise be entitled to receive a fractional share of Surviving Corporation Common Stock, such holder shall receive one full share of Surviving Corporation Common Stock in lieu of such fractional share.

     1.5 EGENIX OPTIONS, WARRANTS AND RIGHTS. At the Effective Time, each of the then outstanding options to purchase shares of Egenix Common Stock (collectively, the "Egenix Options"), each of the then outstanding warrants to purchase shares of Egenix Common Stock (the "Egenix Warrants") and each of the then outstanding rights to purchase shares of Egenix Common Stock and Egenix Preferred Stock ("Egenix Rights") will by virtue of the Merger, and without any further action on the part of any holder thereof, be assumed and converted into an option, warrant or right, as the case may be, to purchase a comparable number of shares of Surviving Corporation Common Stock or Series A Preferred Stock, as the case may be, at an exercise price per share equal to the per share exercise price of the such Egenix Option, Egenix Warrant or Egenix Rights, as the case may be, in effect immediately prior to the Effective Time. The term, exercisability, vesting schedule, and all other terms and conditions of the Egenix Options, Egenix Warrants and Egenix Rights will be unchanged and all references in any option or warrant agreement governing such option or warrant to Egenix shall be deemed to refer to the Surviving Corporation. Continuous service as an employee or consultant with Egenix will be credited to an optionee of Egenix for purposes of determining the number of shares of Surviving Corporation Common Stock subject to exercise under a converted Egenix Option after the Effective Time.

     1.6     REGISTRATION, LISTING.

     (a) Registration Statement. Pending consummation of the Merger, Pathogenics shall undertake, and shall use its commercially reasonable efforts, and Egenix shall cooperate therewith, to register the Common Stock of the Surviving Corporation issued in the Merger pursuant to the Securities Act pursuant to a registration statement on Form S-4, or such other form as shall then be in use (the "Registration Statement"), a portion of which shall also function as a joint information statement with respect to the respective meetings of the stockholders of the parties hereto to approve the Merger. The parties shall cause the Registration Statement to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. Pathogenics, with Egenix cooperation, shall use commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable prior to the Effective Date. Pathogenics shall use commercially reasonable efforts to respond promptly to any comments of the SEC concerning the Registration Statement. Pathogenics also shall take any action required to be taken under any applicable state securities or "blue sky" laws and regulations of the Exchange in connection with the issuance of the Surviving Corporation Common Stock pursuant to the Merger. Egenix shall promptly furnish to Pathogenics all information concerning Egenix and its stockholders as may be reasonably required in connection with any action contemplated by this Section. Whenever any event occurs which should be set forth in an amendment or supplement to the Registration Statement or to such listing shall be required, Pathogenics shall promptly effect any necessary filing with the SEC or its staff. The Registration Statement, including the parties information statements and each amendment or supplement thereto, at the time of mailing of such information statements, and at the time of the respective meetings of the stockholders of the parties hereto, and at the time the Registration Statement becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Pathogenics and Egenix agrees that the written information provided by it specifically for inclusion in the Registration Statement and each of the amendments and supplements thereto, and at the time of the mailing of the parties' information statements and at the time of their respective stockholder meetings, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The parties covenant that the information statements to be mailed to their respective stockholders shall include a recommendation of their respective boards of directors the their respective stockholders approve the Merger and other transactions contemplated by this Agreement; provided that such recommendations may be excluded or may be withdrawn, modified or amended if either party shall approve or recommend a Superior Proposal (as herein defined) or enter into an agreement with respect to a Superior Proposal in accordance with Section 9.16 hereof.

     (b) Listing. The parties hereto agree to cooperate to effect either a listing of the Surviving Corporation Common Stock on the Exchange or to prepare and file such forms with the National Association of Securities Dealers Automated Quotation System ("NASDAQ") as are necessary to effect the continuing quotation of the Surviving Corporation Common Stock on the "Bulletin Board". The determination whether to pursue a listing on the Exchange or the Bulletin Board shall be made by the parties jointly as promptly as practicable prior to the Effective Date. The parties shall prepare a disclosure statement containing the necessary information to comply with Rule 15(c)2(11) promulgated by the SEC pursuant to the Exchange Act and, if applicable, to use commercially reasonable efforts to respond promptly to any comments of the Exchange or NASDAQ, as applicable, concerning such listing and to have such listing accomplished as promptly as practicable. Pathogenics, on behalf of the Surviving Corporation will file such forms and make such arrangements with one or more firms who are members of the NASD and with the NASD in order to effect the trading of the shares of Surviving Corporation Common Stock following the Effective Time.

     1.7 EFFECTS OF THE MERGER. At the Effective Time: (a) the separate existence of Egenix will cease and Egenix will be merged with and into Pathogenics, with Pathogenics being the Surviving Corporation of the Merger pursuant to the terms of this Agreement; (b) the Certificate of Incorporation of Pathogenics immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, subject to the changes set forth in
Section 1.1(d) hereof; (c) the Bylaws of Pathogenics immediately prior to the Effective Time will be the Bylaws of the Surviving Corporation; (d) the directors and officers of the Surviving Corporation shall be as set forth below:

     Name                    Position
     ----                    --------
Donald C. Fresne             Chairman of the Board and Chief Executive Officer
Richard E. Kent              Vice Chairman of the Board and Secretary
L. Courtney Schroder         Director
Charles Schaller             Director
Dr. Jedd F. Levine           President
Zeqi Zhou, Ph.D.             Vice President and Chief Scientific Officer
Frederic P. Zotos            President-Non-Cancer Drug Development Division
Michael L. Ferrari           Vice President-Non-Cancer Drug Development
Division

Pending the Closing of the Merger, the parties hereto shall cooperate in the hiring of a Chief Financial Officer.

(e) each share of Egenix Common Stock, each share of Egenix Preferred Stock, each Egenix Option, each Egenix Warrant and each Egenix Right outstanding immediately prior to the Effective Time will be converted into a share of Surviving Corporation Common Stock, Series A Preferred Stock or an option, warrant or right to purchase an identical share of Surviving Corporation Capital Stock as provided in Sections 1.1 (a) and (b) and 1.5; and (f) the Merger will, from and after the Effective Time, have all of the effects provided by applicable law.

     1.8 TAX FREE REORGANIZATION. The parties intend to adopt this Agreement and the Merger as a tax-free plan of reorganization under Section 368(a)(1)(A) of the Code. The Surviving Corporation Common Stock and Series A Preferred Stock issued in the Merger will be issued solely in exchange for like shares of Egenix Common Stock and Egenix Preferred Stock, and no other transaction other than the Merger represents, provides for or is intended to be an adjustment to the consideration paid for the Egenix Common Stock or Egenix Preferred Stock. No consideration that could constitute "other property" within the meaning of
Section 356(b) of the Code is being transferred by the Surviving Corporation for shares Egenix Common Stock or Egenix Preferred Stock. The parties shall not take a position on any tax return inconsistent with this Section 1.8.

     1.9 THE CLOSING. The closing of the Merger (the "Closing") shall occur at the offices of Feldman Weinstein LLP, 420 Lexington Avenue, Suite 2620, New York, New York 10170, at 10:00 a.m. on a mutually agreeable date to be specified by the parties hereto, which (subject to the satisfaction or waiver of all of the conditions set froth in Articles V and VI) as promptly as possible following the declaration of effectiveness of the Registration Statement, but in event later than December 31, 2006 (the "Closing Date"), unless otherwise agreed to by the parties hereto.

     1.10  SHARE  CONVERSION  PROCEDURES.

     (a) Prior to the Effective Time, Pathogenics shall appoint American Stock Transfer & Trust Company, or another trust company reasonably acceptable to Egenix (the "Exchange Agent"), to act as agent for the conversion of shares of Egenix Common Stock into shares of the Surviving Corporation Common Stock. The holders of Egenix Preferred Stock shall submit their certificates representing their shares of Egenix Preferred Stock to the Surviving Corporation for certificates representing Series A Preferred Stock.

     (b) Provision of New Shares. Pathogenics shall provide to the Exchange Agent on or before the Effective Time for the benefit of the holders of Egenix Common Stock, a sufficient number of shares of Surviving Corporation Common Stock issuable upon conversion of the issued and outstanding shares of Egenix Common Stock pursuant to Section 1.1(a). Pathogenics shall provide to the Surviving Corporation on or before the Effective Time for the benefit of the holders of Egenix Preferred Stock, a sufficient number of shares of Series A Preferred Stock issuable upon conversion of the issued and outstanding shares of Egenix Preferred Stock pursuant to Section 1.1(b).

     (c) Lost or Stolen Certificates. If any certificate representing shares of Egenix Common Stock or shares of Egenix Preferred Stock shall have been lost, stolen or destroyed, the Surviving Corporation, in the case of the Egenix Preferred Stock, or the Exchange Agent, in the case of the Egenix Common Stock, shall issue in exchange therefore, upon the making of an affidavit of that fact, and, if the Surviving Corporation so requires, the delivery of reasonably suitable bond or indemnity by the holder thereof, such shares of Surviving Corporation Capital Stock as may be required pursuant to this Agreement.

     1.11 WITHOLDING RIGHTS. The Exchange Agent or the Surviving Corporation shall be entitled to deduct and withhold from the holders of Egenix Common Stock and Egenix Preferred Stock otherwise payable pursuant to this Agreement to any such holder such amounts as the Exchange Agent or the Surviving Corporation is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent the amounts are so withheld by the Exchange Agent or the Surviving Corporation, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holder in respect of which such deduction and withholding was made by the Exchange Agent of the Surviving Corporation.

     1.12 NO LIABILITY. None of Egenix, Pathogenics, the Surviving Corporation or the Exchange Agent shall be liable to any person in respect of any consideration to be paid hereunder for the conversion of shares of Egenix Common Stock or Egenix Preferred Stock delivered to a public official pursuant to any abandoned property, escheat or similar law. Any portion of the consideration to be paid hereunder for the conversion of shares of Egenix Common Stock pursuant to this Agreement that remains unclaimed for six (6) months after the Effective Time shall be redelivered by the Exchange Agent to the Surviving Corporation, upon demand, and any holders of Egenix Common Stock that have not been exchanged as contemplated pursuant to Section 1.1 (a) shall thereafter look only to the Surviving Corporation for delivery of share of Surviving Corporation Common Stock, subject to applicable abandoned property, escheat and other similar laws.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF EGENIX

Except as set forth in the disclosure schedule to be delivered by Egenix to Pathogenics prior to May 31, 2006 (the "Egenix Disclosure Schedule") which when delivered shall be incorporated into this Agreement by this reference, Egenix hereby represents and warrants to Pathogenics that:

     2.1 ORGANIZATION. Egenix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except where the failure to be so organized, existing or in good standing or to have such power, have not had, and could not reasonably be expected to have, individually or in aggregate, a material adverse effect on Egenix.

     2.2  CAPITAL.

     (a) The authorized capital stock of Egenix consists solely of (i) 50,000,000 shares of Common Stock, $.01 par value per share, of which 3,781,268 shares are outstanding, validly issued, duly paid for and non-assessable; and
(ii) 15,000,000 shares of Preferred Stock, par value $.01 per share, of which 300,000 shares are designated Series A Preferred Stock of which 184,332 shares are outstanding, validly issued, fully paid and non-assessable and 14,700,000 shares are without designation. In addition, Egenix has valid subscription agreements to issue an aggregate of 125,000 shares to two persons.

     (b) There are outstanding (i) warrants to purchase an aggregate of 323,754 shares of Egenix Common Stock in the amounts at the prices per share and expiring on the dates set forth in the Egenix Disclosure Schedule; (ii) options to purchase an aggregate of 806,899 shares of Egenix Common Stock in the amounts at the prices per share and expiring on the dates set forth in the Egenix Disclosure Schedule; (iii) and rights to convert an aggregate of $1,000,000 into shares of Egenix Common Stock at a price of $2.00 per share; and (iv) 330,973 shares issuable pursuant to certain anti-dilution protections provisions as set forth in the Egenix Disclosure Schedule.

     2.3 SUBSIDIARIES. Egenix has no subsidiaries. Except for a fifty percent (50%) membership interest in ABT-E LLC, a Delaware limited liability company, Egenix does not own any interest in any other enterprise.

     2.4 DIRECTORS AND OFFICERS. The names and titles of all directors and officers of Egenix are as set forth below:

     Name                    Position
     ----                    --------
Donald C. Fresne             Chairman of the Board and Chief Executive Officer
Richard E. Kent              Vice Chairman of the Board and Secretary
L. Courtney Schroder         Director
Charles Schaller             Director
Dr. Jedd F. Levine           President
Zeqi Zhou, Ph.D.             Vice President and Chief Scientific Officer


     2.5 FINANCIAL STATEMENTS. Egenix shall deliver to Pathogenics the audited financial statements of Egenix as of December 31, 2005 and for the period then ended and the unaudited financial statements as of March 31, 2006, when prepared, but in no event later than May 31, 2006. The financial statements will have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Egenix throughout the periods indicated, and fairly present the financial position of Egenix as of the dates of the balance sheets included in the financial statements and the results of operations for the periods indicated.

     2.6 ABSENCE OF CHANGES. There has not been any change in the financial conditions or operations of Egenix, except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse. Pathogenics recognizes that Egenix has incurred operating losses to date and may continue to incur such losses between the date hereof and the Effective Date. Pathogenics hereby agrees that any such continuing operating losses by Egenix shall not be deemed a material adverse change.

     2.7 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of such financial statements, Egenix does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that will not be reflected in such financial statements as of the dates thereof.

     2.8 TAX RETURNS. Except as set forth in the Egenix Disclosure Schedule, within the times and in the manner prescribed by law, Egenix has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in such financial statements are adequate for the period indicated. There are no present disputes as to the taxes of any nature payable by Egenix.

     2.9 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Pathogenics and its legal counsel and accountants shall have the opportunity to meet with the legal counsel of Egenix and accountants of Egenix to discuss the financial condition of Egenix. Egenix shall make available to Pathogenics all books and records of Egenix.

     2.10 PATENTS, TRADE NAMES AND RIGHTS. To the best of its knowledge, Egenix owns and holds all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. To the best of its knowledge, Egenix is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     2.11 COMPLIANCE WITH LAWS. Egenix has complied with, and is not in violation of, applicable material federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its businesses.

     2.12 LITIGATION. Egenix is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, except as set forth in the Egenix Disclosure Schedule to the best knowledge of Egenix, threatened against or affecting Egenix or its businesses, assets or financial condition. Egenix is not in default with respect to any agreement or other instrument with any third party except as set forth in the Egenix Disclosure Schedule or any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Egenix is not engaged in any material lawsuits to recover monies due it.

     2.13 AUTHORITY. The Board of Directors of Egenix has authorized the execution of this Agreement and the consummation of transactions contemplated hereby, and, subject to the approval of its stockholders having voting rights in connection with the transactions contemplated hereby, Egenix has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Egenix and is enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and to principles of equity and public policy.

     2.14 ABILITY TO CARRY OUT OBLIGATIONS. Except as set forth in the Egenix Disclosure Schedule, the execution and delivery of this Agreement by Egenix and the performance by Egenix of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Egenix is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Egenix; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Egenix.

     2.15 FULL DISCLOSURE. None of the representations and warranties made by Egenix herein or in any exhibit, schedule, certificate or memorandum furnished or to be furnished by Egenix, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

     2.16 ASSETS. Except as set forth in the Egenix Disclosure Schedule, Egenix has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on its financial statements.

     2.17  MATERIAL  CONTRACTS.  Except  as  described  in the Egenix Disclosure
Schedule,  Egenix  does  not  have  any  material  contracts.

     2.18 INDEMNIFICATION. Except as otherwise provided herein, Egenix agrees to indemnify, defend and hold Pathogenics, its officers and directors, employees, shareholders, agents and representatives harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees and disbursements, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by Egenix, as the case may be, to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Egenix under this Agreement. Egenix represents that the indemnification of this section shall inure to the benefit of Pathogenics and its shareholders in all respects.

     2.19 FEES AND EXPENSES. Egenix has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the consummation of the Merger.

     2.20 INSURANCE. Egenix presently has or will maintain fire and casualty, general liability, business interruption, product liability and other insurance that Egenix believes to be reasonably prudent for its business. Correct and complete copies of all such insurance policies presently in effect are included in the Egenix Disclosure Schedule.

     2.21 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Egenix Disclosure Schedule, no officer or director of Egenix or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells to Egenix any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which Egenix is a party or by which it may be bound or affected.

     2.22 EMPLOYEE PLANS. Egenix does not maintain any employee benefit plans, as such term is defined in Section 3(3) of the Employee Income Retirement Security Act of 1974, as amended, for the benefit of its employees, other than the medical benefit and insurance plans listed in the Egenix Disclosure Schedule.

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF PATHOGENICS

     Except as set forth in the disclosure schedule to be delivered by Pathogenics to Egenix prior to May 31, 2006 (the "Pathogenics Disclosure
Schedule") which when delivered shall be incorporated into this Agreement by this reference, Pathogenics represents and warrants to Egenix that:

     3.1 ORGANIZATION. Pathogenics is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all necessary corporate powers to own its properties and to carry on its business as now owned and operated by it, and is duly qualified to do business and is in good standing in each of the states where its business requires qualification, except where the failure to be so organized, existing or in good standing or to have such power, have not had, and could not reasonably be expected to have, individually or in aggregate, a material adverse effect on Pathogenics.

     3.2 CAPITAL. The authorized capital stock of Pathogenics consists of 100,000,000 shares of common stock, $.001 par value per share, of which 46,977,960 shares are currently issued and outstanding, and 10,000,000 shares of preferred stock without designation, $,001 par value per share, none of which are outstanding. There are no outstanding subscriptions, options, rights, debentures, instruments, convertible securities or other agreements, commitments or obligations of Pathogenics to issue or to transfer from treasury any additional shares of its capital stock of any class.

     3.3 SUBSIDIARIES. Pathogenics has two wholly owned subsidiaries, Tyrol Therapeutics, LLC and First Coventry Corporation and does not have any interest in any other enterprise.

     3.4 DIRECTORS AND OFFICERS. The names and titles of all directors and officers of Pathogenics are as set forth below:

     Frederic P. Zotos, CEO/President/Secretary/Treasurer/Director Michael L. Ferrari, Vice President/Director
     William L. Sklar, Director

     3.5 FINANCIAL STATEMENTS. The audited financial statements of Pathogenics, as of December 31, 2005 and for the period then ended will be promptly submitted to Egenix when prepared, but in no event later than May 31, 2006. The financial statements will have been prepared in accordance with generally accepted accounting principles and practices consistently followed by Pathogenics throughout the period indicated, and fairly present the financial position of Pathogenics as of the date of the balance sheets included in the financial statements and the results of operations for the periods indicated.

     3.6 ABSENCE OF UNDISCLOSED LIABILITIES. As of the date of such financial statements, Pathogenics does not have any material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, will not be reflected in such financial statements as of the dates thereof.

     3.7 TAX RETURNS. Except as set forth in the Pathogenics Disclosure Schedule, within the times and in the manner prescribed by law, Pathogenics has filed all federal, state and local tax returns required by law and has paid all taxes, assessments and penalties due and payable. The provisions for taxes, if any, reflected in such financial statements are adequate for the period indicated. Upon consummation of the Merger, the Surviving Corporation's management will prepare and file all appropriate subsequent returns. Current management of Pathogenics, subsequent to their resignations upon the Merger, shall render reasonable assistance in providing information necessary for preparation and filing of appropriate returns. There are no present disputes as to taxes of any nature payable to or by Pathogenics.

     3.8 INVESTIGATION OF FINANCIAL CONDITION. Without in any manner reducing or otherwise mitigating the representations contained herein, Egenix and its legal counsel and accountants shall have the opportunity to meet with legal counsel of Pathogenics and accountants of Pathogenics to discuss the financial condition of Pathogenics. Pathogenics shall make available to Egenix all books and records of Pathogenics.

     3.9 PATENTS, TRADE NAMES AND RIGHTS. To the best of its knowledge, Pathogenics owns and holds all necessary patents, franchise rights, trademarks, service marks, trade names, inventions, processes, know-how, trade secrets, copyrights, licenses and other rights necessary to its business as now conducted or proposed to be conducted. To the best of its knowledge, Pathogenics is not infringing upon or otherwise acting adversely to the right or claimed right of any person with respect to any of the foregoing.

     3.10 COMPLIANCE WITH LAWS. Pathogenics has complied with, and is not in violation of, applicable material federal, state or local statutes, laws and regulations (including, without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its businesses.

     3.11 LITIGATION. Pathogenics is not a party to any suit, action, arbitration or legal, administrative or other proceeding, or governmental investigation which is pending or, except as set forth in the Pathogenics Disclosure Schedule, to the best knowledge of Pathogenics, threatened against or affecting Pathogenics or its businesses, assets or financial condition. Pathogenics is not in default with respect to any agreement or other instrument with any third party except as set forth in such disclosure schedule or any order, writ, injunction or decree of any federal, state, local or foreign court, department, agency or instrumentality applicable to it. Pathogenics is not engaged in any material lawsuits to recover monies due it.

     3.12 AUTHORITY. The Board of Directors of Pathogenics has authorized the execution of this Agreement and the consummation of transactions contemplated hereby, and, subject to the approval of its stockholders having voting rights in connection with the transactions contemplated hereby, Pathogenics has full power and authority to execute, deliver and perform this Agreement, and this Agreement is a legal, valid and binding obligation of Pathogenics and is enforceable in accordance with its terms and conditions, subject to applicable bankruptcy, insolvency and other laws affecting creditors' rights generally and to principles of equity and public policy.

     3.13 ABILITY TO CARRY OUT OBLIGATIONS. Except as set forth in the Pathogenics Disclosure Schedule, the execution and delivery of this Agreement by Pathogenics of its obligations hereunder in the time and manner contemplated will not cause, constitute or conflict with or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, instrument, article of incorporation, bylaw, or other agreement or instrument to which Pathogenics is a party, or by which it may be bound, nor will any consents or authorizations of any party other than those hereto be required; (b) an event that would permit any party to any agreement or instrument to terminate it or to accelerate the maturity of any indebtedness or other obligation of Pathogenics; or (c) an event that would result in the creation or imposition of any lien, charge or encumbrance on any asset of Pathogenics.

     3.14 FULL DISCLOSURE. None of the representations and warranties made by Pathogenics herein or in any exhibit, certificate or memorandum furnished or to be furnished by Pathogenics, or on its behalf, contains or will contain any untrue statement of material fact or omit any material fact the omission of which would be misleading.

     3.15 ASSETS. Except as set forth in the Pathogenics Disclosure Schedule, Pathogenics has good and marketable title to all of its property, free and clear of all liens, claims and encumbrances, except as otherwise indicated on its financial statements.

     3.16 MATERIAL CONTRACTS. Except as set forth in the Pathogenics Disclosure Schedule, Pathogenics does not have any material contracts.

     3.17 INDEMNIFICATION. Except as otherwise provided herein, Pathogenics agrees to indemnify, defend and hold Egenix, its officers, directors, employees, shareholders, agents and representatives harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and reasonable attorney fees and disbursements, that it shall incur or suffer, which arise out of, result or relate to any breach of, or failure by Pathogenics, as the case may be, to perform any of its representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or to be furnished by Pathogenics under this Agreement. Pathogenics represents that the indemnification of this section shall inure to the benefit of Egenix and its shareholders in all respects.

     3.18 SUBSEQUENT FILINGS. Upon consummation of the Merger, management of the Surviving Corporation shall prepare and file all required filings before federal and state authorities as it shall determine, including the SEC, the Exchange and state "blue sky" regulatory authorities. Such filings may include, without limitation and in addition to Form 10-SB, Forms 10-KSB, 10-QSB, 8-K, if any, as such management may deem appropriate.

     3.19 FEES AND EXPENSES. Pathogenics has not paid or become obligated to pay any fee or commission to any broker, finder or intermediary in connection with the consummation of the Merger.

     3.20 INSURANCE. Pathogenics maintains fire and casualty, general liability, business interruption, directors and officers and product liability insurance that Pathogenics believes to be reasonably prudent for its business. Correct and complete copies of all such insurance policies presently in effect are attached to the Pathogenics Disclosure Schedule.

     3.21 INTERESTED PARTY TRANSACTIONS. Except as disclosed in the Pathogenics Disclosure Schedule, no officer or director of Pathogenics or any "affiliate" or "associate" (as those terms are defined in Rule 405 promulgated under the Securities Act) of any such person has had, either directly or indirectly, a material interest in: (i) any person or entity which purchases from or sells to Pathogenics any goods, property, technology or intellectual or other property rights or services; or (ii) any contract or agreement to which Pathogenics is a party or by which it may be bound or affected.

     3.22 EMPLOYEE PLANS. Pathogenics does not maintain any employee benefit plans, as such term is defined in Section 3(3) of the Employee Income Retirement Security Act of 1974, as amended, for the benefit of its employees, other than the medical benefit and insurance plans listed in the Pathogenics Disclosure Schedule.

     3.23 ABSENCE OF CHANGES. There has not been any change in the financial conditions or operations of Pathogenics, except for changes in the ordinary course of business, which changes have not, in the aggregate, been materially adverse. Egenix recognizes that Pathogenics has incurred operating losses to date and may continue to incur such losses between the date hereof and the Effective Date. Egenix hereby agrees that any such continuing operating losses by Pathogenics shall not be deemed a material adverse change.




                                   ARTICLE IV

                                   COVENANTS

     4.1  EGENIX  COVENANTS.

     (A) ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Egenix will promptly advise Pathogenics in writing,
(i) of any event occurring subsequent to the date of this Agreement that would reasonably be likely to render any representation or warranty of Egenix contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect, (ii) of any event that would reasonably be likely to have a material adverse effect on Egenix and
(iii) of any material breach by Egenix of any covenant or agreement contained in this Agreement.

     (B) MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this

Agreement in accordance with its terms, Egenix will use its best efforts (i) to carry on and preserve its business and its relationships with licensors, licensees, strategic partners, customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof and, (ii) to execute on its existing operating plan through the Effective Date. If Egenix becomes aware of any material deterioration in the relationship with any licensor, licensee, strategic partner, customer, supplier or key employee, it will promptly bring such information to the attention of Pathogenics in writing and, if requested by Pathogenics, will exert its reasonable best efforts to restore the relationship.

     (C) CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Egenix will continue to conduct its business and maintain its business relationships in the ordinary and usual course and, except as otherwise disclosed herein, it will not, without the prior written consent of the Chief Executive Officer of Pathogenics, which consent shall not be unreasonably withheld:

(i) except as contemplated in Section 5.8 hereof, borrow any money except for amounts that are not in the aggregate material to the financial condition of Egenix, except pursuant to existing agreements;

(ii) except as set forth in the Disclosure Schedule, enter into any transaction not in the ordinary course of its business;

(iii) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice;

(iv) dispose of any of its assets except in the ordinary course of business, consistent with past practice;

(v) enter into any material lease or contract for the purchase or sale or license of any property, real or personal, except in the ordinary course of business, consistent with past practice;

(vi) fail to maintain its equipment and other assets in good working condition and repair according to the standards it has maintained to the date of this Agreement, subject only to ordinary wear and tear;

(vii) except as set forth in the Egenix Disclosure Schedule, pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for bonuses in amounts consistent with past practices and normal salary increases consistent with past practices and except pursuant to existing arrangements) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments in amounts consistent with past practice or made in accordance with plans or agreements existing on the date hereof), grant any stock option (except for normal grants to employees consistent with past practices) or issue any restricted stock, or enter into or modify any agreement or plan or increase benefits of the type;

(viii)  except  as  required  by  GAAP,  change  accounting  methods;

(ix) declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than pursuant to existing obligations and to arrangements with terminated employees or consultants in the ordinary course of business, consistent with past practice);

(x) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of its business, consistent with past practice, and which are not material in amount or effect;

(xi) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business, consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

(xii) guarantee or act as a surety for any obligation except in the ordinary course of its business, consistent with past practices;

(xiii) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice;

(xiv) except as contemplated is Sections 2.2, 5.7 and 5.8 of this Agreement and as otherwise disclosed in the Egenix Disclosure Schedule, issue or sell any shares of its capital stock of any class (except upon the exercise of an option, stock purchase right or warrant currently outstanding) or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting or change any other term of any outstanding option or other security;

(xv) split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

(xvi) except as contemplated herein or by the transactions contemplated by this Agreement, merge, consolidate or reorganize with, or acquire any entity;

(xvii) except as contemplated herein or by the transactions contemplated by this Agreement, amend its Certificate of Incorporation or Bylaws;

(xviii) materially change any insurance coverage or issue any certificates of insurance except in the ordinary course of business consistent with past practice;

(xix) take any action, or permit any action within Egenix' control, which would prevent the Merger from qualifying as a tax-free reorganization under Section 368(a)(1)(A) of the Code;

(xx) provide or publish to its stockholders any material which might constitute an unauthorized "prospectus" within the meaning of the Securities Act; or

(xxi) agree to take, or enter into negotiations with respect to, any of the actions described in the preceding clauses in this Section 4.1(c).

     (D) STOCKHOLDER APPROVAL. As promptly as practicable after the execution of this Agreement, Egenix shall call a special meeting of its stockholders entitled to vote on the Merger to be held as promptly as possible following the execution of this Agreement to approve the Merger and related matters. Ratification of this Agreement by a majority of the stockholders shall be a condition to closing of this Agreement. Such meeting will be called, held and conducted in compliance with applicable law. In the alternative, this Agreement may be approved by the written consent of the persons holding a majority of the votes represented by shares of Egenix Common Stock and Preferred Stock entitled to vote thereon.

     (E) NECESSARY CONSENTS. Egenix will use its reasonable best efforts to obtain such written consents and to take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow the Surviving Corporation to carry on its business after the Effective Time.

     (F) ACCESS TO INFORMATION. Egenix will allow Pathogenics and its agents reasonable access to the files, books, records, technology and offices of Egenix and its subsidiary. Egenix will use its reasonable best efforts to cause its accountants to cooperate with Pathogenics and its agents in making available to Pathogenics all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns and financial statements prepared or audited by such accountants.

     (G) SATISFACTION OF CONDITIONS PRECEDENT. Egenix will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth herein and to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

     (H) INDEMNIFICATION OF OFFICERS AND DIRECTORS. Egenix acknowledges and agrees that prior to execution of this Agreement, it has adopted resolutions and bylaws, and its certificate of incorporation contains provisions, affording indemnification, to the fullest extent permitted by law, of all officers, directors, employees and agents, past or present, which arises out of or pertains to any action or omission taken in good faith while serving in such capacity on behalf of such party. Egenix hereby agrees that it shall, to the fullest extent permitted by law, retain and maintain such indemnification provisions with respect to its officers, directors, employees and agents and that it shall hereafter continuously maintain the fullest indemnification of its officers, directors, employees and agents as permitted by law.


     4.2  PATHOGENICS  COVENANTS.

     (A) ADVICE OF CHANGES. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Pathogenics will promptly advise Egenix in writing,
(i) of any event occurring subsequent to the date of this Agreement that would reasonably be likely to render any representation or warranty of Pathogenics contained in this Agreement, if made on or as of the date of such event or the Effective Date, untrue or inaccurate in any material respect, (ii) of any event that would reasonably be likely to have a material adverse effect on Pathogenics and (iii) of any material breach by Pathogenics of any covenant or agreement contained in this Agreement.

     (B) MAINTENANCE OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Pathogenics will use its best efforts
(i) to carry on and preserve its business and its relationships with licensors, licensees, strategic partners, customers, suppliers, employees and others in substantially the same manner as it has prior to the date hereof and, (ii) to execute on its existing operating plan through the Effective Date. If Pathogenics becomes aware of any material deterioration in the relationship with any licensor, licensee, strategic partner, customer, supplier or key employee, it will promptly bring such information to the attention of Egenix in writing and, if requested by Egenix, will exert its reasonable best efforts to restore the relationship.

     (C) CONDUCT OF BUSINESS. During the period from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, Pathogenics will continue to conduct its business and maintain its business relationships in the ordinary and usual course and, except as otherwise disclosed herein, it will not, without the prior written consent of the Chief Executive Officer of Egenix which consent shall not be unreasonably withheld:

(i) encumber or permit to be encumbered any of its assets except in the ordinary course of its business consistent with past practice;

(ii) dispose of any of its assets except in the ordinary course of business, consistent with past practice;

(iii) except as set forth in the Pathogenics Disclosure Schedule, pay (or make any oral or written commitments or representations to pay) any bonus, increased salary or special remuneration to any officer, employee or consultant (except for bonuses in amounts consistent with past practices and normal salary increases consistent with past practices and except pursuant to existing arrangements) or enter into or vary the terms of any employment, consulting or severance agreement with any such person, pay any severance or termination pay (other than payments in amounts consistent with past practice or made in accordance with plans or agreements existing on the date hereof), grant any stock option (except for normal grants to employees consistent with past practices) or issue any restricted stock, or enter into or modify any agreement or plan or increase benefits of the type;

(iv)  except  as  required  by  GAAP,  change  accounting  methods;

(v) except as contemplated herein or by the transactions contemplated by this Agreement declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock (other than pursuant to arrangements with terminated employees or consultants in the ordinary course of business, consistent with past practice);

(vi) amend or terminate any contract, agreement or license to which it is a party except those amended or terminated in the ordinary course of its business, consistent with past practice, and which are not material in amount or effect;

(vii) lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business, consistent with past practice, not material in amount and documented by receipts for the claimed amounts;

(viii) guarantee or act as a surety for any obligation except in the ordinary course of its business, consistent with past practices;

(ix) waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business, consistent with past practice;

(x) except as contemplated herein or by the transactions contemplated by this Agreement, issue or sell any shares of its capital stock of any class (except upon the exercise of an option, stock purchase right or warrant currently outstanding) or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting or change any other term of any outstanding option or other security;

(xi) except as contemplated herein or by the transactions contemplated by this Agreement, split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

(xii) except as contemplated herein or by the transactions contemplated by this Agreement, merge, consolidate or reorganize with, or acquire any entity;

(xiii) except as contemplated herein or by the transactions contemplated by this Agreement, amend its Certificate of Incorporation or Bylaws;

(xiv) materially change any insurance coverage or issue any certificates of insurance except in the ordinary course of business consistent with past practice;

(xv) take any action, or permit any action within Pathogenics' control, which would prevent the Merger from qualifying as a tax-free reorganization under
Section  368(a)(1)(A)  of  the  Code;

(xvi) provide or publish to its stockholders any material which might constitute an unauthorized "prospectus" within the meaning of the Securities Act; or

     (xvii) agree to take, or permit any subsidiary to take or agree to take, or enter into negotiations with respect to, any of the actions described in the preceding clauses in this Section 4.2(c).

     (D) STOCKHOLDER APPROVAL. As promptly as practicable after the execution of this Agreement, Pathogenics shall call a special meeting of its stockholders entitled to vote on the Merger to be held as promptly as possible following the execution of this Agreement to approve the Merger and related matters. Ratification of this Agreement by a majority of the stockholders shall be a condition to closing of this Agreement as shall approval of an amendment to the Certificate of Incorporation of Pathogenics to approve the Reverse Split which shall be effective immediately prior to the Effective Date. Such meeting will be called, held and conducted in compliance with applicable law. In the alternative, this Agreement may be approved by the written consent of the persons holding a majority of the votes represented by shares of Pathogenics Common Stock entitled to vote thereon.

     (E) NECESSARY CONSENTS. Pathogenics will use its reasonable best efforts to obtain such written consents and to take such other actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and to allow the Surviving Corporation to carry on its business after the Effective Time.

     (F) ACCESS TO INFORMATION. Pathogenics will allow Egenix and its agents reasonable access to the files, books, records, technology and offices of Pathogenics and its subsidiaries. Pathogenics will use its reasonable best efforts to cause its accountants to cooperate with Egenix and its agents in making available to Egenix all financial information reasonably requested, including, without limitation, the right to examine all working papers pertaining to all tax returns and financial statements prepared or audited by such accountants.

     (G) SATISFACTION OF CONDITIONS PRECEDENT. Pathogenics will use its reasonable best efforts to satisfy or cause to be satisfied all the conditions precedent that are set forth herein and to cause the Merger and the other transactions contemplated by this Agreement to be consummated.

     (H) STATE SECURITIES LAW COMPLIANCE. Pathogenics shall use its reasonable best efforts to (i) qualify the Surviving Corporation Common Stock to be issued pursuant to the Merger under the state securities or "blue sky" laws of every jurisdiction of the United States in which (a) any registered stockholder of Egenix has an address on the records of Egenix' transfer agent on the record date for determining the Egenix stockholders entitled to notice of and to vote on the Merger.

     (I) INDEMNIFICATION OF OFFICERS AND DIRECTORS. Pathogenics acknowledges and agrees that prior to execution of this Agreement, it has adopted resolutions and bylaws, [and its certificate of incorporation contains provisions], affording indemnification, to the fullest extent permitted by law, of all officers, directors, employees and agents, past or present, which arises out of or pertains to any action or omission taken in good faith while serving in such capacity on behalf of such party. Pathogenics hereby agrees that it shall, to the fullest extent permitted by law, retain and maintain such indemnification provisions with respect to its officers, directors, employees and agents and that it shall hereafter continuously maintain the fullest indemnification of its officers, directors, employees and agents as permitted by law.


                                   ARTICLE V.

                CONDITIONS PRECEDENT TO PATHOGENICS' PERFORMANCE

     5.1 CONDITIONS. Pathogenics' obligations hereunder shall be subject to the satisfaction at or before the Effective Time of all the conditions set forth in this Article V. Pathogenics may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Pathogenics of any other condition of or any of Pathogenics' other rights or remedies, at law or in equity, if Egenix shall be in default of any of its representations, warranties or covenants under this Agreement.

     5.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Egenix in this Agreement or in any written statement that shall be delivered to Pathogenics by Egenix under this Agreement shall be true and accurate on and as of the Effective Date as though made at that time.

     5.3 PERFORMANCE. Egenix shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Effective Date.

     5.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Egenix on or before the Effective Date.

     5.5 OFFICER'S CERTIFICATE. Egenix shall have delivered to Pathogenics a certificate dated the Effective Date and signed by the Chief Executive Officer of Egenix certifying that each of the conditions specified herein applicable to Egenix has been fulfilled.

     5.6 LEGAL OPINION. Egenix shall have delivered to Pathogenics the legal opinion of its counsel substantially in the form set forth in Exhibit 5.6.

     5.7 INTERIM FINANCING. (a) As soon as possible between the date hereof and until successful completion of one or more bridge financing(s) as described in
Section 5.8 herein, Egenix shall use commercially reasonable efforts to obtain financing by calling in its currently outstanding warrants to purchase common stock ("Warrant Call"). The proceeds of such Warrant Call shall be used to finance the continuing activities of the parties hereto prior to the successful completion of such bridge financings. As soon as practicable after the proceeds from the Warrant Call are available, Egenix shall receive the lesser of 71.5% or $250,000 of the proceeds of the Warrant Call, and Pathogenics shall receive the lesser of 28.5% or $100,000 of the proceeds of the Warrant Call.

     (b) Upon successful completion of one or more pre-Merger Bridge Financing(s) by the parties as described in Section 5.8 and as soon as practicable after the proceeds are available, Pathogenics shall receive the lesser of 28.5% of the proceeds or $100,000 per month until the Closing, plus the sum of $50,000 as required for the payment of Registration Statement legal fees, and Egenix shall receive the lesser of 71.5% of the proceeds or $250,000 per month until the Closing. Payment of the parties' transaction costs associated with the Letter of Intent, the Merger, the Warrant Call, the Bridge Financing and the PIPE (as such terms are hereinafter defined) shall be in addition to the aforementioned sums.

     5.8 BRIDGE FINANCINGS. (a) As soon as possible between the date hereof and prior to ninety (90) days after the execution of this Agreement, Egenix and/or Pathogenics shall use commercially reasonable efforts to obtain financings in the form of sales of equity securities or debt instruments for an aggregate of $5,000,000 ("Bridge Financing"). Any debt instruments will, subject to market conditions, require interest thereon payable in kind in the form of the Surviving Corporation's common stock. In addition to financing the parties' continuing activities prior to the Closing and as otherwise described in Section
5.7 hereof, up to $600,000 of proceeds of such Bridge Financing may be used immediately to repay and retire certain of Egenix' then outstanding current liabilities, and up to $150,000 of proceeds of such Bridge Financing may used immediately to repay and retire certain of Pathogenics then outstanding current liabilities.

     (b) Prior to or contemporaneously with the effectiveness of the Merger, the Surviving Corporation will privately offer and sell up to $10,000,000 - $15,000,000 of its capital stock (the "PIPE").

                                  ARTICLE VI.

                  CONDITIONS PRECEDENT TO EGENIX' PERFORMANCE

     6.1 CONDITIONS. Egenix' obligations hereunder shall be subject to the satisfaction at or before the Closing of all the conditions set forth in this
Article VI. Egenix may waive any or all of these conditions in whole or in part without prior notice; provided, however, that no such waiver of a condition shall constitute a waiver by Egenix of any other condition of or any of Egenix' other rights or remedies, at law or in equity, if Pathogenics shall be in default of any of its representations, warranties or covenants under this Agreement.

     6.2 ACCURACY OF REPRESENTATIONS. Except as otherwise permitted by this Agreement, all representations and warranties by Pathogenics in this Agreement or in any written statement that shall be delivered to Egenix by Pathogenics under this Agreement shall be true and accurate on and as of the Effective Date as though made at that time.

     6.3 PERFORMANCE. Pathogenics shall have performed, satisfied and complied with all covenants, agreements and conditions required by this Agreement to be performed or complied with by it on or before the Effective Date.

     6.4 ABSENCE OF LITIGATION. No action, suit or proceeding before any court or any governmental body or authority, pertaining to the transaction contemplated by this Agreement or to its consummation, shall have been instituted or threatened against Pathogenics on or before the Effective Date.

     6.5 DIRECTORS OF PATHOGENICS. Immediately prior to consummation of the Merger, Pathogenics shall have fixed the size of its Board of Directors of not less than three or more than ten directors and providing that at the Effective Time the size of the Board of the Surviving Corporation shall be fixed at four directors.

     Effective on the consummation of the Merger, and thereafter (until otherwise determined by the shareholders of the Surviving Corporation) the Board of Directors of the Surviving Corporation shall consist of the persons named in
Section 1.7 hereof, each of whom shall hold office until the next annual meeting of the shareholders of the Surviving Corporation, and until his successor shall have been duly elected and shall have qualified, or until his earlier death, resignation, or removal.

     6.6 OFFICERS OF THE SURVIVING CORPORATION. Immediately after the Effective Time, the Board of Directors of the Surviving Corporation shall elect as officers of the Surviving Corporation the persons named in Section 1.7 thereof the their respective positions set forth therein.

     6.7 OFFICER'S CERTIFICATE. Pathogenics shall have delivered to Egenix a certificate dated the Effective Date and signed by an authorized officer of Pathogenics certifying that each of the conditions specified herein applicable to Pathogenics has been fulfilled.

     6.8 LEGAL OPINION. Pathogenics shall have delivered to Egenix the legal opinion of its counsel substantially in the form set forth in Exhibit 6.8.


                                  ARTICLE VII.

                                    CLOSING

     7.1 CLOSING. The Closing of this transaction shall be held at the offices of Feldman Weinstein LLP, 420 Lexington Avenue, Suite 2620, New York, New York, 10170, on the Effective Date which presently is intended to be not later than December 31, 2006, or at such other place and time as is mutually agreeable to the parties (the "Closing Date"). At the Closing:

     (a) Promptly after the Effective Time, the Surviving Corporation shall deposit with the Exchange Agent, for the benefit of the holders of shares of Egenix Common Stock for exchange in accordance with this Agreement and holders of Pathogenics Common Stock subject to the Reverse Split, certificates representing the shares of Surviving Corporation Stock (such shares of Surviving Corporation Common Stock, together with any dividends or distributions with respect thereto being hereinafter referred to as the "Exchange Fund") issuable pursuant to this Agreement or the Reverse Split, in exchange for outstanding shares of Egenix Common Stock and Pathogenics Common Stock subject to the Reverse Split as set froth in Section 1.10.

     (b) As soon as practicable after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding shares of Egenix Common Stock or Pathogenics Common Stock, as the case may be (collectively, the "Certificates"), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Pathogenics and Egenix may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Surviving Corporation Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Surviving Corporation Common Stock which such holder has the right to receive pursuant to the provisions of this Agreement or such reverse split, as the case may by, and the Certificate so surrendered shall forthwith be canceled.

In the event of a transfer of ownership of shares of Egenix Common Stock or Pathogenics Common Stock which is not registered on the transfer records of Egenix or Pathogenics, as the case may be, a certificate representing the proper number of shares of Surviving Corporation Common Stock may be issued to a transferee if the Certificate representing such Egenix Common Stock or Pathogenics Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 7.1, each Certificate shall be deemed, on and after the Effective Time, to evidence the ownership of the number of full shares of Surviving Corporation Common Stock into which such shares of Egenix Common Stock or Pathogenics Common Stock, as the case may be, shall have been so converted. Similarly, the holders of Egenix Preferred Stock shall surrender their certificates representing such shares of Egenix Preferred Stock to the Surviving Corporation in exchange for certificates representing shares of Series A Preferred Stock. Until surrendered as contemplated by this Section 7.1, each certificate representing shares of Egenix Preferred Stock shall be deemed, on and after the Effective Time, to evidence the ownership of an identical number of shares of Series A Preferred Stock into which such shares of Egenix Preferred Stock shall have been so converted.

     (c) All shares of Surviving Corporation Common Stock and Series A Preferred Stock issued upon the surrender for exchange of shares of Egenix Common Stock or Egenix Preferred Stock, as the case may be, in accordance with the terms of this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Egenix Common Stock or Egenix Preferred Stock, as the case may be.

     (d) Pathogenics shall deliver signed consents and/or minutes of the meetings of its Board of Directors and stockholders approving this Agreement and each matter to be approved by the directors and/or stockholders thereof under this Agreement;

     (e) Egenix shall deliver a signed consent and/or minutes of the directors and stockholders of Egenix approving this Agreement and each matter to be approved by the directors and/or stockholders of Egenix under this Agreement;

     7.2 ADDITIONAL CONDITIONS PRECEDENT TO CLOSING. The Closing shall be contingent upon the following:

     (a) Satisfactory examination and verification of the adequacy and accuracy of all representations and warranties of the respective parties, including those contained in the financial statements;

     (b) Satisfactory verification that neither the transactions contemplated herein nor any other material aspect of the respective companies shall, in the opinion of counsel, be reasonably likely to cause any stop-order, litigation, breach of contract, federal, state or local administrative proceeding, or similar default or defalcation;

     (c) Satisfactory evidence that all pre-closing conditions or obligations have been fulfilled or complied with;

     (d) Satisfactory evidence that there are no rights of dissent or appraisal in favor of any holder of Egenix Common Stock, Egenix Preferred Stock or Pathogenics Common Stock except as permitted hereby, no preemptive rights with respect to any shares or class of shares, no requirement for fairness hearings, fairness opinions, or similar regulatory processes, and no rights to rescission or injunctive relief, unless the above rights have been waived or released in accordance with applicable law; and

     (e) Necessary approvals, if any, of administrative agencies, or state level corporate commissioners have been obtained.

                                 ARTICLE VIII.

                            TERMINATION OF AGREEMENT

     8.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the Merger by the stockholders of Pathogenics or Egenix:

     (a)  by  mutual  written  agreement  of  Pathogenics  and  Egenix;

     (b) by Egenix if there has been a breach by Pathogenics of any representation or warranty set forth in this Agreement on the part of Pathogenics and, as a result of such breach, the conditions set forth in Articles VI and VII of this Agreement would not then be satisfied, and which Pathogenics fails to cure within ten (10) business days after notice thereof from Egenix (except that no cure period shall be provided for a breach by Pathogenics which by its nature cannot be cured) or there has been a material adverse change in the business or assets of Pathogenics between the date hereof and the Closing;

     (c) by Pathogenics if there has been a breach by Egenix of any representation or warranty set forth in this Agreement on the part of Egenix, and as a result of such breach, the conditions set forth in Articles V and VII would not then be satisfied, and which Egenix fails to cure within ten (10) business days after notice thereof from Pathogenics (except that no cure period shall be provided for a breach by Egenix which by its nature cannot be cured) or there has been a material adverse change in the business or assets of Egenix between the date hereof and the Closing;

     (d) subject to the provisions of Section 9.3 hereof other than as a result of a breach of this Agreement by the terminating party;

     (e) by Egenix or Pathogenics, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Merger shall have been issued and shall have become final and nonappealable;

     (f) by Egenix or Pathogenics , if the stockholders of either party do not approve the Merger contemplated by this Agreement at their respective meetings; and

     (g) by Egenix or Pathogenics if either of their respective boards of directors approves or recommends another offer or an agreement to effect a Superior Proposal, and, in the case of Pathogenics, paid the sums set forth in
Section  8.3  hereof.

     8.2  NOTICE OF TERMINATION. Any termination of this Agreement under Section
9.1 above will be effective by the delivery of notice of the terminating party to the other party hereto.

     8.3 NO LIABILITY. Any termination of this Agreement in accordance with this
Section 8 will be without further obligation or liability upon any party in favor of the other parties hereto; provided, however, that nothing herein will relieve any party from liability for any willful breach of this Agreement; provided, however, that if Pathogenics terminates this Agreement because, in the judgment of its Board of Directors, it is obligated to consider, and ultimately accepts, an unsolicited third party offer to engage in a merger, consolidation, sale of all or substantially all of its assets or a similar transaction, then Pathogenics shall be obligated immediately to repay Egenix for any amounts advanced to it by Egenix pursuant to Sections 5.7 and 5.8 hereof.


                                  ARTICLE IX.

                                 MISCELLANEOUS

     9.1 CAPTIONS AND HEADINGS. The article and paragraph headings throughout this Agreement are for convenience and reference only and shall not define, limit or add to the meaning of any provision of this Agreement.

     9.2 AMENDMENTS. This Agreement and any provision hereof may not be waived, amended, changed, modified or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any such amended waiver, change, modification or discharge is sought.

     9.3 NON-WAIVER. The failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants or conditions. No waiver by any party of one breach by another party shall be construed as a waiver with respect to any other subsequent breach.

     9.4 ENTIRE AGREEMENT. This Agreement, including the exhibits and schedules hereto, contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

     9.5 CHOICE OF LAW. This Agreement and its application shall be governed by the laws of the State of Delaware.

     9.6 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.7 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, of on the date received by such party as indicated on the receipt for delivery is delivered by Express Mail or other recognized overnight courier service, or on the third day after mailing if mailed to the party to whom notice is given, by first class mail, registered or certified, postage prepaid, or by facsimile, and properly addressed as follows, or to such other address or facsimile number as any party hereto may provide to the others in accordance with the provisions of this Section 9.8:

          Egenix, Inc.
          69 North Tower Hill Road
          Box. L
          Millbrook, NY 12545
          Attention: Chief Executive Officer
          Telephone: 845-677-5317
          Facsimile: 845-677-3482

          with a copy to:

          Colin Harley, Esq.
          Harley & Deickler LLP
          392 Rail Tree Hill Road
          P.O. Box 264
          Woodbury, CT 06738
          Telephone: 203-263-2476
          Facsimile: 203-263-2477
          and

          Pathogeincs, Inc.
          99 Derby Street, Suite 200
          Hingham, MA 02043
          Telephone: 781-556-1090
          Facsimile:  781-925-8665

          With a copy to:

          Counsel to be named

     9.9 BINDING EFFECT. This Agreement shall inure to and be binding upon the heirs, executors, personal representatives, successors and permitted assigns of each of the parties to this Agreement.

     9.10  MUTUAL  COOPERATION.

     (a) Subject to the terms and conditions hereof, the parties hereto shall cooperate with each other using commercially reasonable efforts to achieve the purposes of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to effect the transaction described herein.

     (b) Subject to the terms and conditions hereof, the parties hereto shall use commercially reasonable efforts to cause the Effective Time to occur as soon as practicable after the stockholder votes with respect to the Merger. In case at any time after the Effective Time any further action is necessary to carry out this Agreement, the proper officers and directors of each party shall take all such necessary action.

     (c) The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations required or advisable for the Merger to be consummated and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated hereby.

     (d) Subject to applicable laws governing the exchange of information, each of the parties will furnish the other with all information concerning itself, its directors, officers and stockholders an such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party to any third party, including any regulatory agency having jurisdiction over such party.

     9.11 ANNOUNCEMENTS. The parties will consult and cooperate with each other as to the timing and content of any public announcements regarding this Agreement. Notwithstanding the foregoing, either party hereto may issue any press release or make any public announcement that may be required by law or the rules or requirements of any regulatory agency having jurisdiction over the parties hereto if it has used commercially reasonable efforts to consult with the other party but has been unable to do so in a timely manner.

     9.12 EXPENSES. Except as contemplated herein, each party shall bear its own costs associated with this Agreement, the closing of this Agreement, and all ancillary or related measures, including without limitation, costs of attorney fees, accountancy fees, filing fees, travel, or other costs or expenses, without right or recourse from the other.

     9.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants and agreements of the parties set forth in this Agreement or in any instrument, certificate, opinion or other writing provided for herein shall not survive the Closing.

     9.14 EXHIBITS. As of the execution hereof, the parties have provided each other with the exhibits and other documentation described herein and no change therein shall be made in any such exhibit or other documentation unless immediately disclosed to the other party, and where required, such other party's consent has been obtained.

     9.15 NO JOINT VENTURE. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other and their status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

     9.16  NO  SOLICITATION.

     (a) Neither party hereto (whether directly or indirectly through advisors, agents of other intermediaries) shall encourage, solicit, participate in or engage in discussions or negotiations with, or provide any information or offer access to its properties, books or records to any third party concerning a Competing Transaction (as defined herein). Each party shall use its commercially reasonable efforts to cause its officers, directors, employees, affiliates, agents and representatives not to encourage, solicit, participate in or engage in discussions or negotiations with, or provide any information or offer access to its properties, books or records to any third party concerning a Competing Transaction. Notwithstanding the foregoing, either party (the "Receiving Party") may furnish information and access, in each case only in response to an unsolicited written proposal that, in the opinion of such party's board of directors in consultation with its advisors, is likely to lead to a Superior Proposal, provided that the Receiving Party shall first have entered into a confidentiality agreement with such third party no less favorable than that between the parties hereto, and may thereafter participate in discussions and negotiate with the party making such unsolicited proposal. The Receiving Party shall provide a copy of such unsolicited proposal (which shall identify the party making such proposal) and any amendments thereto to the other party hereto within one (1) business day of the Receiving Party's receipt thereof, and shall keep the other party hereto promptly advised of material developments with respect thereto. Nothing contained in this Section 9.16 shall prevent the Receiving Party from taking and disclosing to its stockholders any information or position with respect to a Competing Transaction if, in the good faith judgment of the Receiving Party's board of directors, after receiving advice from outside legal counsel, failure to disclose would be reasonably likely to constitute a breach of such board of directors' fiduciary duty to the Receiving Party's stockholders under applicable law (including a duty of candor) or otherwise be a violation of any applicable law.

     (b) Except as set forth in this Section 9.16(b), neither party's board of directors nor any committee thereof shall (i) withdraw or modify their recommendation that their respective stockholders approve this Agreement or (ii) approve or recommend, or authorize or cause such party to enter into any agreement or letter of intent with respect to any Competing Transaction (other than a confidentiality agreement on the terms described in Section 9.16(a) of this Agreement). Notwithstanding the foregoing, prior to their respective stockholder meetings either of the parties' board of directors may withdraw or modify its recommendation that the stockholders of such party approve this Agreement in connection with such party's receipt of a Superior Proposal, and may authorize and cause such party to enter into an agreement with respect to, or approve or recommend, a Superior Proposal; provided, however, that the party receiving such Superior Proposal shall, prior to or concurrently with the execution of such agreement, terminate this Agreement in accordance with the provisions of Section 8.1(g).

     (c)  For  purposes  of  this  Agreement:

          (i) "Competing Transaction" shall mean with respect to either party hereto, any tender offer or exchange offer for, or any other proposal for the acquisition of a substantial equity interest in, or of a substantial portion of the assets of, or any merger, consolidation or other business combination or similar transaction by or with a third party.

          (ii) "Superior Proposal" shall mean any bona fide proposal relating to a Competing Transaction which is on terms and conditions which the Receiving Party's board of directors determines, in its good faith judgment, after consulting with its advisors, and taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the party making the proposal, (A) to be more favorable to the stockholders of the Receiving Party than the Merger and (B) is reasonably capable of being consummated.

     9.17 PATENT LICENSE REVERSION. If at any time after the Effective Time the Surviving Corporation elects to terminate any of the patent license agreements of Pathogenics that pre-existed the Closing, it shall provide the officers and directors of Pathogenics that pre-existed the Closing with written notice sufficient to avoid any loss or forfeiture, and a corporation owned by the stockholders of Pathogenics that pre-existed the Closing shall have the right, but not the obligation, at their sole expense, to be assigned the patent license agreements without any additional payment to the Surviving Corporation in order to maintain the patent license agreements at their sole expense.

     9.18  INDEMNIFICATION.

     (a) From and after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the officers, directors and employees of Egenix and Pathogenics ( the "Indemnified Parties") against all losses, expenses, claims, damages or liabilities (i) arising out of the transactions contemplated by this Agreement or arising as a result thereof or (ii) otherwise arising prior to the Effective Time, in each case to the fullest extent permitted or required under (A) applicable law, (B) any indemnification agreements between the parties hereto and any Indemnified Party and (C) the parties respective certificates of incorporation and by-laws as in effect as of the date hereof.

     (b) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any third party and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its assets and properties to any third party, then, and in each such case the successors and assigns of such entity shall assume the obligations set forth in this Section 9.18, which obligations are expressly intended to be for the benefit of, and shall be enforceable by, each Indemnified Party.

     9.19 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

AGREED  AND  ACCEPTED  as  of  the  date  first  above  written.

PATHOGENICS, INC.


By:
    --------------------
Name:
Title:

EGENIX, INC.



By:
    --------------------
Name:
Title:

                                                                  EXHIBIT 1.1(c)

                              CERTIFICATE OF MERGER

                                     BETWEEN

                       EGENIX, INC. AND PATHOGENICS, INC.


1. The names of the constituent corporations are Egenix, Inc., a Delaware corporation, and Pathogenics, Inc., a Delaware corporation.

2. An Agreement and Plan of Merger dated __________, 2006 ( the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged be each of the constituent corporations in accordance with Section 251 of the Delaware General Corporation Law ("DGCL").

3. The name of the surviving corporation is Pathogenics, Inc. (the "Surviving Corporation").

4. The certificate of incorporation of Pathogenics, Inc. will be the certificate of incorporation of the Surviving Corporation; provided, however, that the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety as follows:

                                    ARTICLE I

The name of this corporation is Egenix, Inc. (referred to herein as the "Corporation").

                                   ARTICLE II

The address of the Corporation's registered office in the State of Delaware is 160 Greentree Drive, Suite 101, Dover, Delaware 19904. The name of the Corporation's registered agent at such address is National Registered Agents, Inc.

                                   ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

CAPITAL STOCK

The total number of shares of stock which the Corporation shall have authority to issue is Sixty Five Million (65,000,000). Fifty Million (50,000,000) shares shall be common stock, par value $0.001 per share (the "Common Stock") and Fifteen Million (15,000,000) shares shall be preferred stock, par value $0.001 per share (the "Preferred Stock"), of which One Million (1,000,000) shares shall be designated as Series A Preferred Stock, par value $0.001 per share (the "Series A Preferred Stock").

Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock as Preferred Stock of any series and, in connection with the creation of each series, to fix by the resolutions or resolutions providing for the issue of shares thereof, the number of shares of such series and the designations, powers, preferences, rights, qualifications, limitations and restrictions of such series, to the full extent now or hereafter permitted by the laws of the State of Delaware.

PREFERRED STOCK

The relative powers, preferences and rights of, and the qualifications, limitations and restrictions granted to and imposed upon, certain of the Preferred Stock are as follows: SERIES A PREFERRED STOCK

1.  DESIGNATION.  The  designation  of  such series shall be "Series A Preferred
Stock" (hereinafter referred to as the "Series A Preferred Stock") and the number of shares constituting such series is One Million (1,000,000). The number of authorized shares of Series A Preferred Stock may be increased or reduced by further resolutions of the Board of Directors of the Corporation or any duly authorized committee thereof and by the filing of a certificate pursuant to the provisions of the DGCL stating that such increase or reduction has been so authorized, but the number of shares of Series A Preferred Stock shall not be reduced below 200,000 unless there shall be less than 200,000 shares of Series A Preferred Stock outstanding, in which case the number of shares of Series A Preferred Stock may be reduced to a number of shares equal to the number of such shares outstanding from time to time. Shares of Series A Preferred Stock may either be evidenced by certificates or may be uncertificated in the discretion of the Corporation's Board of Directors; provided, however, that if any such shares are not evidenced by certificates, the Board of Directors of the Corporation shall cause to be made in the corporation's stockholder ledger an entry listing the name and address of each holder of such shares, the date of issuance of such shares to each such holder and the number of such shares so issued.

2. DIVIDENDS. The Series A Preferred Stock shall not be entitled to any dividend.

3. REDEMPTION. There shall be no mandatory redemption of the outstanding shares of Series A Preferred Stock. Nothing herein, however, shall prevent the Corporation from repurchasing or redeeming any or all of its outstanding shares of Series A Preferred Stock in accordance with applicable law. All shares of Series A Preferred Stock redeemed or purchased by the Corporation shall be retired and canceled and shall be restored to the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may thereafter be issued as Preferred Stock, but not as shares of Series A Preferred Stock.

4.  CONVERSION  OR  EXCHANGE.

     CONVERSION RIGHT. The holders of Series A Preferred Stock shall have the right at any time to convert all or any portion of such shares of Series A Preferred stock into shares of the Corporation's Common Stock, or such other securities into which such Common Stock shall have been converted or by which such Common Stock shall have been replaced, at the rate of two (2) shares of Common Stock for each one (1) share of Series A Preferred Stock. A holder of shares of Series A Preferred Stock may elect to convert such shares into Common Stock in a single transaction or series of transactions; provided, that in any election involving conversion of less than all of such holders shares of Series A Preferred Stock such holder shall elect to convert not less than twenty percent (20%) of the original amount of such holder's shares of Series A Preferred Stock.

Any holder of outstanding shares of Series A Preferred Stock may elect to convert such shares of Series A Preferred Stock into shares of Common Stock by serving written notice on the Corporation setting forth: (1) the number of shares of such holder's Series A Preferred Stock to be converted; (2) the date by which such conversion must occur, such date being at least thirty (30) and not more than sixty (60) days after the date of such notice; (3) whether such shares of Common Stock are to be evidenced by a single certificate or multiple certificates (in which latter case the denominations of such certificates shall also be set forth); and (4) if such certificates are to be issued in the name or names of a person or persons other than that of the holder of the Series A
Preferred Stock so converting, the name(s) and address(es) of such other person(s).

     ISSUANCE OF CERTIFICATES FOR COMMON STOCK. Promptly following the effective date of any conversion in accordance with the written notice from a holder of Series A Preferred Stock, the Corporation shall issue a certificate or certificates evidencing shares of Common Stock into which such shares of Series A Preferred Stock have been converted in accordance with the instructions set forth in such converting holder's notice to the Corporation.

5.  CERTAIN  ADJUSTMENTS.

     STOCK DIVIDENDS, SPLITS AND COMBINATIONS. If at any time or from time to time, the holders of Common Stock become entitled to receive additional shares or less shares because of a stock dividend, stock split or combination of shares, the number of shares of Common Stock into which outstanding shares of Series A Preferred Stock may be converted shall be proportionately and correspondingly adjusted.

     RECLASSIFICATIONS. If at any time or from time to time, the holders of Common Stock become entitled to receive a different class of stock (the "Entitlement Event"), any holder of outstanding shares of Series A Preferred Stock shall be entitled to receive upon such holder's conversion of shares of Series A Preferred Stock after the Entitlement Event for each share of Common Stock into which shares of Series A Preferred Stock have been converted the same number and kind of shares of stock as a holder of shares of the Common Stock immediately prior to the Entitlement Event was eligible to receive with respect to such Common Stock pursuant to the Entitlement Event. This provision shall include any reclassification in connection with a merger of another corporation into the Corporation.

     CERTAIN DISTRIBUTIONS. If at any time or from time to time, the holders of Common Stock become entitled to receive an extraordinary distribution consisting of cash, debt securities or property including stock of a subsidiary as a spin-off or split-off, the Corporation shall send written notice at least thirty
(30) days but no more than sixty (60) days prior to the record date of shareholders eligible to receive such distribution to the holders of shares of Series A Preferred Stock describing the amount and nature of the distribution, the time fixed for its payment and any conditions thereupon, and if such holder does not elect to convert such holder's shares of Series A Preferred Stock on or before such record date, the holder of such shares of Series A Preferred Stock shall not be eligible to participate in such extraordinary distribution per share of the Common Stock. An extraordinary distribution shall mean any distribution other than periodic payments of cash dividends from profits intended to be regular and recurring. The value of any extraordinary distribution shall be conclusively determined in good faith by an affirmative vote of the Board of Directors of the Corporation.

     MERGER INTO OR SALE OF ASSETS TO ANOTHER CORPORATION. If at any time or from time to time, the holders of the Common Stock become entitled to receive stock, securities, property or cash (or any combination of them) by reason of a capital reorganization or dissolution, liquidation or winding-up of the Corporation, a merger with, a consolidation of the Corporation into, a sale of all or substantially all of the assets of the corporation to, another corporation (the "Reorganization Event"), each holder of shares of Series A Preferred Stock shall be entitled to receive upon conversion of such shares of Series A Preferred Stock after the Reorganization Event the same stock, securities, property or cash (or combination of them) as a holder of the same number of shares of the Common Stock into which such shares of Series A Preferred Stock was convertible immediately prior to the Reorganization Event was eligible to receive with respect to such Common Stock pursuant to the Reorganization Event.

     NOTICE OF ADJUSTMENTS. Upon any adjustment as herein described, then, and in each such case, the Corporation, within 10 days thereafter, shall give notice thereof to each record holder of shares of Series A Preferred Stock stating the adjustment in the number of shares of Common Stock into which such holder's shares of Series A Preferred Stock may be converted and setting forth in reasonable detail the method of calculating and the facts (including a statement of the consideration received or deemed to have been received by the Corporation for any shares of Common Stock) upon which such calculation is based.

6. GENERAL. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid, or seek to avoid the observance or performance of any of the terms of this Section 6, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holders of Series A Preferred Stock. The Corporation will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock or other securities into which outstanding shares of Series A Preferred Stock may be converted upon the exercise of any conversion granted herein. The Corporation will not: (1) issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders thereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets; and (2) (i) transfer all or substantially all of its properties and assets to any other entity or (ii) consolidate with or merge into any other entity where the Corporation is not the continuing or surviving entity, or (iii) permit any other entity to consolidate with or merge into the Corporation where the Corporation is continuing or surviving entity unless, in connection with such consolidation or merger, unless the conversion rights granted hereby shall survive and apply to the Common Stock, or other securities of the Corporation into which such shares of Series A Preferred Stock can be converted, then issuable as a result of such transaction.

7. VOTING RIGHTS. The holders of shares of Series A Preferred Stock originally issued by the Corporation (the "Initial Holders") shall be entitled, at all meetings of the stockholders of the Corporation and on all occasions where stockholders are entitled to vote or give their consent, to thirty (30) votes for each share of Series A Preferred Stock owned by them; provided, however, that upon sale, gift or transfer of such shares by an Initial Holder, whether voluntarily, involuntarily, by operation of law including, without limitation, bankruptcy, appointment of a guardian, committee of an incompetent, conservator or custodian or otherwise (but not including by devise, bequest, the laws of inheritance or descent in which case the persons taking such shares of Series A Preferred Stock under such circumstances shares shall be entitled to such thirty
(30) votes per share), such shares of Series A Preferred Stock shall be entitled to, at all meetings of the stockholders of the Corporation and on all occasions where stockholders are entitled to vote or give their consent, to one vote for each share of Series A Preferred Stock. The holders of shares of Series A Preferred Stock shall vote with the holders of shares of Common Stock as a single class, except to the extent that holders of Common Stock or holders of Series A Preferred Stock shall be entitled to vote as a separate class pursuant to the DGCL.

8. RESTRICTIONS ON CREATION OF ADDITIONAL CLASSES OR SERIES OF PREFERRED STOCK. Notwithstanding any other provision of the Certificate of Incorporation, without the vote or consent of the holders of a least a majority of the then outstanding shares of Series A Preferred Stock, the Corporation shall not (i) create or issue or increase the authorized number of shares of any class or classes or series of stock ranking prior to or in parity with the Series A Preferred Stock upon liquidation, (ii) amend or alter or repeal any of the provisions of the Certificate of Incorporation so as to affect adversely the preferences or rights of the Series A Preferred Stock or (iii) authorize any reclassification of the Series A Preferred Stock.

9. LIQUIDATION PREFERENCE. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the Series A Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any distribution of assets shall be made to the holders of Common Stock or of any other shares of stock of the Corporation ranking as to such distribution junior to the Series A Preferred Stock, an amount equal to Ten Dollars ($10.00) per share. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the amounts payable with respect to the Series A Preferred Stock and any other shares of stock of the Corporation ranking as to any such distribution on a parity with the Series A Preferred Stock are not paid in full, the holders of the Series A Preferred Stock and of such other shares shall share ratable in any such distribution of assets of the Corporation in proportion to the full respective preferential amounts to which they are entitled. After payment to the holders of the Series A Preferred Stock of the full preferential amounts provided for in this Section 9, the holders of the Series A Preferred Stock shall be entitled to no further participation in any distribution of assets by the Corporation. The consolidation or merger of the Corporation with or into any other corporation, or the sale of substantially all of the assets of the corporation in consideration for the issuance of equity securities of another corporation, shall not be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 9, but only if such consolidation, merger or sale of assets shall not in any way impair the voting power, preferences or special rights of the Series A Preferred Stock.

10. LIMITATIONS ON DIVIDENDS ON JUNIOR RANKING STOCK. So long as any Series A Preferred Stock shall be outstanding, the corporation shall not declare any dividends on other class or series of Preferred Stock of the Corporation ranking as to dividends or distributions of assets junior to the Series A Preferred Stock (any such junior ranking stock being herein referred to as "Junior Stock"), or make any payment on account of, or set apart money for, a sinking or other analogous fund for the purchase, redemption or other retirement of any shares of Junior Stock, or make any distribution in respect thereof, whether in cash or property or in obligations or stock of the Corporation, other than Junior Stock (such dividends, payments, setting apart and distributions being herein called "Junior Stock Payments"), unless all of the conditions set forth in the following subsections (a) and (b) shall exist at the date of such declaration in the case of any such dividend, or the date of such setting apart in the case of any such fund, or the date of such payment or distribution in the case of any other Junior Stock Payment: Full cumulative dividends shall have been paid or declared and set apart for payment upon all outstanding shares of Preferred Stock other than Junior Stock; and The Corporation shall not be in default or in arrears with respect to any sinking or other analogous fund or any call for tenders obligation or other agreement for the purchase, redemption or other retirement of any shares of Preferred Stock other than Junior Stock.

11.  RESTRICTIONS  ON  TRANSFER.

     RESTRICTIONS ON TRANSFER. Neither the Series A Preferred Stock, nor any interest therein, shall be transferable except upon the conditions specified in this Section 11, which conditions are intended to ensure compliance with the Securities Act of 1933, as amended (the "Securities Act") and all applicable state securities laws in respect of the transfer of any such securities or any interest therein.

     RESTRICTIVE LEGEND. Each certificate, if shares of Series A Preferred Stock shall be issued in certificated form, shall (unless otherwise permitted by the provisions of this Section 11) include a legend in a form similar to the following:

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THEY ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT Of 1933, AS AMENDED, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE
SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT, APPLICABLE STATE SECURITIES LAWS AND THE RULES AND REGULATIONS THEREUNDER. BY ACCEPTANCE OF THIS CERTIFICATE, THE HOLDER HEREOF REPRESENTS THAT IT IS ACQUIRING THESE SECURITIES FOR INVESTMENT AND AGREES TO COMPLY IN ALL RESPECTS WITH SECTION 11 OF THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION COVERING RIGHTS, PREFERENCES AND PRIVILEGES OF THE SERIES A PREFERRED STOCK, A COPY OF WHICH MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OR THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

     STOP TRANSFER LEGEND. If shares of Series A Preferred Stock shall issued in uncertificated form (unless otherwise permitted by the provisions of this Section 11), the Corporation shall cause its agent for transfer of its securities to place a "stop transfer" legend on the Corporation's stock transfer ledger or other similar records prohibiting the transfer of the shares of Series A Preferred Stock or securities into which such shares have been converted unless the holder thereof shall have complied with the provisions of this
Section  11.

     NOTICE OF PROPOSED TRANSFER. Each holder of shares of Series A Preferred Stock, by his acceptance of such shares, agrees to comply in all respects with the provisions of this Section 11. Prior to any proposed transfer of any shares of Series A Preferred Stock or Common Stock underlying the Series A Preferred Stock, except in the case of registration thereof pursuant to the Securities Act of 1933, as amended, the holder thereof shall give written notice to the Corporation of such holder's intention of effect such transfer. Each such notice shall describe the manner and circumstances of such transfer in reasonable detail, and shall be accompanied by (i) a written opinion of counsel reasonably satisfactory to the Corporation, addressed to the corporation, to the effect that the proposed transfer may be effected without registration of the Series A Preferred Stock or the Common Stock underlying the Series A Preferred Stock, or
(ii) written assurance from the Securities Exchange commission ("SEC") that the SEC will not recommend any action be taken by it in the event such transfer is effected without registration under such Act. Such proposed transfer may be effected only if the Corporation shall have received such notice and such opinion of counsel or written assurance, whereupon the holder of such shares of Series A Preferred Stock or Common Stock underlying such shares of Series A

Preferred Stock shall be entitled to transfer such shares of Series A Preferred Stock or Common Stock underlying such shares of series A Preferred Stock in accordance with the terms of such notice. Each certificate evidencing shares of Series A Preferred Stock or shares of Common Stock underlying shares of series A Preferred Stock so transferred shall bear the legend set forth in this Section 11, and each uncertificated share of Series A Preferred Stock so transferred shall have entered against it in the Corporation's stock transfer ledger or other similar records a "stop transfer" legend, except that either such legend may be removed if the opinion of counsel or written assurance is to the further effect that no such legend nor the restrictions on transfer in this Section 11 are required in order to ensure compliance with such Act.

12. PREEMPTIVE RIGHTS. The holders of shares of Series A Preferred Stock shall not be entitled to any preemptive or preferential rights for the subscription to any shares of any capital stock of the Corporation.

                                    ARTICLE V

The Corporation is to have perpetual existence.

                                   ARTCILE VI

The number of directors of the Corporation shall be determined by resolution of Directors. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                                   ARTICLE VII

To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents (and any other person that Delaware law permits this Corporation to provide indemnification) through by-law provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to action for breach of duty to the Corporation, its stockholders, and others.

The indemnification and other rights set forth in this Article VII shall not be exclusive of any provisions with respect thereto in the by-laws or say other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation. Each person who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or a direct or indirect subsidiary of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another entity or enterprise, or was a director or officer of a foreign or domestic corporation which was a predecessor corporation of the Corporation or of another entity or enterprise at the request of such predecessor corporation, shall be indemnified and held harmless by the Corporation, and the Corporation shall advance all expenses actually or reasonably incurred by any such person in defense of any such proceeding prior to its final determination, to the fullest extent authorized by the DGCL. In any proceeding against the Corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the Corporation shall have the burden of proving that such person has not met the standards of conduct for permissible indemnification set forth in the DGCL; provided that if the DGCL requires the payment of such expenses in advance of the final disposition of a proceeding, payment shall be made only if such person undertakes to repay the Corporation if it is ultimately determined that he or she was not entitled to indemnification.

The  rights  to  indemnification  and  advancement of expenses conferred by this
Article VII shall be presumed to have been relied upon by the directors and officers of the Corporation in serving or continuing to serve the Corporation and shall be enforceable as contract rights and any rights to indemnification of such directors or officers shall only apply to any loss, liability or expenses incurred by such director or officer in connection with proceedings brought against such persons in the capacities in which they serve the Corporation. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The Corporation may, upon written demand presented by a director or officer of the Corporation or of a direct or indirect subsidiary of the Corporation, or by a person serving at the request of the Corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specified rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the DGCL, as amended and in effect from time to time.

If a claim under this Article VII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expenses of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce the right to be advanced expenses incurred in defending any proceeding prior to its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the claimant shall be presumed to be entitled to indemnification and the corporation shall have the burden of proving that the claimant has not met the standards of conduct for permissible indemnification set forth in the DGCL.

If the DGCL is hereafter amended to permit the Corporation to provided broader indemnification rights than said law permitted the Corporation to provide prior to such amendment, the indemnification rights conferred by this Article VII shall be broadened to the fullest extend permitted by the DGCL, as so amended.

No amendment to or repeal of this Article VII shall affect or diminish in any way the rights of any indemnitee to indemnification under the provisions hereof with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring prior to the final adoption of any such amendment or repeal.

Neither the amendment nor repeal of this Article VII nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with Article VII shall eliminate or reduce the effect of this Article VII in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to this Article VII if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

The Corporation shall be entitled to purchase and maintain indemnity insurance, if it so chooses, to guard against future expenses.

No director shall be personally liable to the Corporation or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director (a) shall be liable under Section 174 of the DGCL or any amendment thereto or successor provision thereto, or (b) shall be liable by reason that, in addition to any and all other requirements for liability, such director (1) shall have breached his duty of loyalty to the Corporation or its stockholders; (2) shall not have acted in good faith or, in failing to act, shall not have acted in good faith; (3) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (4) shall have derived an improper personal benefit. If the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director, the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                                  ARTICLE VIII

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereinafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this provision.

                                   ARTICLE IX

In furtherance and not in limitation of the power conferred by the DGCL, the Board of Directors is expressly authorized to make, alter, or repeal the by-laws of the Corporation.

     5. An executed copy of the Merger Agreement and Plan of merger is on file at the principal office of the Surviving Corporation, located at 69 North Tower Hill Road, Millbrook, New York 12545.

     6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

IN WITNESS WHEREOF, the undersigned, being the Chairman of the Board and Chief Executive Officer of the Surviving Corporation, hereby certifies, under penalties of perjury, that this Certificate of Merger is the act and deed of Surviving Corporation, and that the facts stated herein are true.


                         PATHOGENICS, INC.



                         By:
                            ----------------------------------------
                            Donald C. Fresne, Chairman of the Board
                            Of Directors and Chief Executive Officer